Exhibit 99.1

Sovereign Bancorp                                    News Release
FOR IMMEDIATE RELEASE

October 18, 2001

  James D. Hogan     (610) 320-8496   Jhogan@Sovereignbank.com
  Mark R. McCollom   (610) 208-6426   Mmccollo@Sovereignbank.com
  Tye M. Barnhart    (610) 988-0300   Tbarnhar@Sovereignbank.com
  Sovereign Website                   Sovereignbank.com

  Corporate Headquarters: 2000 Market Street, Philadelphia, PA

             Sovereign Announces Third Quarter
                    Cash EPS of $.36 and
                    Operating EPS of $.28

   Cash Earnings of $95.0 million or $.36 per share

   Operating Earnings of $72.8 million or $.28 per share; $.03 higher than consensus

   Net interest margin remained steady at 3.59% versus 3.60% last quarter

   Non-interest income up $6.1 million versus second quarter, net of branch sale gain

   G&A expenses down $7.9 million versus second quarter

   NPAs to total assets of 0.59% versus 0.56% at December 31, 2000; Third quarter net charge-offs down by $2.1 million versus second quarter

   Bancorp equity to assets ratio up to 6.15% and Tier I capital ratio up to 3.73%

   Bank equity to assets ratio up to 10.31% and Tier I capital ratio up to 7.11%

     PHILADELPHIA, PA...Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported cash earnings for the third quarter 2001 of $95.0 million, or $.36 per diluted share. Cash earnings are operating earnings excluding amortization of intangible assets and ESOP expense.

     Operating earnings for the quarter ended September 30, 2001 were $72.8 million or $.28 per share. Special charges excluded from operating earnings in the third quarter 2001 were the final expense payments to FleetBoston for Sovereign Bank New England acquisition. The scheduled quarterly payment plus the prepaid October, final payment amounted to $64.2 million after tax. Third quarter 2001 Sovereign net income, which reflects these payments, was $8.6 million, or $.03 per diluted share.

     Commenting on third quarter 2001 operating results, Jay S. Sidhu, Sovereign's President and Chief Executive Officer, said, "We had a very solid quarter. We exceeded consensus estimates by three cents a share, despite having 1.4 million more shares in our diluted share count from the prior quarter. Our net interest margin remained steady despite more Federal Reserve rate cuts.
We had greater fee income, lower operating expenses, and made our final payment to FleetBoston for the Sovereign Bank New England franchise."

Net Interest Margin

     Net interest margin remained stable at 3.59%, down one basis point from the prior quarter. James Hogan, Sovereign's Chief Financial Officer, observed, "Sovereign entered this year with an asset-sensitive balance sheet profile. Active management of our liabilities coupled with the Bank's ability to attract new core deposits have enabled us to expand our net interest margin by nine basis points over the past three quarters, a period in which
the Fed has cut interest rates by 350 basis points.   Assuming
another 50 basis point cut in November, we still expect to manage our net interest margin at current levels."

     Hogan added, "Net interest margin at the Bank was 3.97% this quarter, 38 basis points higher than that of the holding company.
As holding company debt matures, Bancorp net interest margin will naturally expand toward Bank levels."

Non-Interest Income and Expense

     Total non-interest income was up $6.1 million versus the second quarter, normalizing for the second quarter branch sale gain. Third quarter consumer and commercial fee income totaled $59.2 million, approximately $2 million higher than last quarter. In addition, mortgage banking revenues were $5.5 million higher than in the second quarter. Sidhu commented, "We are pleased with the on-going improvements in our fee income. We continue to benefit from a robust mortgage banking environment. More importantly, however, fee income in our core banking operations is up close to 30% from the fourth quarter of 2000, the first full quarter with the Sovereign Bank New England franchise."

     Hogan added, "We continue to focus on both internal and partnering opportunities to increase fee income. The recently announced partnership with First Data Merchant Card Services is an example of how Sovereign can bring additional, value-added services to its customers without adding costly infrastructure."

     With regard to non-interest expense Hogan noted, "Our G&A expenses were down across the board with a linked-quarter improvement of $7.9 million. We will continue to focus on efficiencies and expense control throughout the remainder of 2001 and 2002."

Balance Sheet Composition

     Sovereign has taken a conservative stance in its lending practices over the past several months given the general level of economic uncertainty. Rather than stretch to underwrite weaker loans at thin spreads, management has determined that some of the Bank's capital is more prudently deployed in government securities over the near term. "We will continue to closely monitor economic conditions and make tactical changes as circumstances warrant," Hogan stated.

     "One strategy that we have used for some time, as well as in the third quarter, is to securitize existing mortgages and retain the resulting, agency mortgage-backed securities. These transactions have the effect of mitigating credit risk and improving risk-based capital levels," Hogan added. At
September 30, 2001, Sovereign held approximately $1.3 billion of agency securities that were previously residential loans on the Company's balance sheet.

     Commercial loan balances were essentially flat from June 30, 2001. "However, fee income from commercial banking operations increased over 50% versus the fourth quarter of 2000, the first full quarter after the Sovereign Bank New England consolidation. The investments that we have made in cash management and other commercial banking platforms are beginning to pay off," Sidhu noted.

     Consumer banking operations continued to improve. Fee income for the quarter was up over 16% from the fourth quarter of 2000, the first full quarter after the Sovereign Bank New England consolidation. The Bank continued to attract and retain new core deposits and make new loans in a tough economic environment despite the rapid prepayment in the home equity loan portfolio, consumer loan balances were up about $100 million on a linked-quarter basis. After normalizing for branches sold in the second quarter, average core deposits increased by $150 million during the third quarter to $15.4 billion.

Asset Quality

     Sovereign's provision for loan loss was $22.0 million for the third quarter of 2001 versus $23.1 million in the second quarter of 2001 and $10 million during the third quarter of 2000. Net charge-offs in the third and second quarters were $21.0 million and $23.1 million respectively, which is consistent with Sovereign's enumerated guidance that the provision for loan losses will equal or exceed net charge-offs each quarter. Non-performing Assets ("NPAs") were $204.8 million at September 30, 2001, up 9.3% from December 31, 2000 and up 12.4% from June 30, 2001 levels.

     "As we have stated throughout the year, we are using year-end 2000 as the barometer for gauging credit quality, since fourth quarter 2000 represented the first full quarter after we acquired the Fleet business. We believe that the rise in NPAs in the third quarter after reductions in the first and second quarters of 2001 is clearly attributable to our current economic slow down. With the reduced net charge-offs for the quarter, in relation to the increase in NPAs and stable delinquency, we gauge our asset quality as being reasonably stable compared to other reporting regional banks. We will remain very vigilant in managing our loan portfolio as we expect to experience continued future challenges with select borrowers. However, based upon our current credit migration analysis, we expect net charge-offs in the fourth quarter 2001 to be in the low-to-mid $20 million range," stated Dennis S. Marlo, Sovereign's Chief Risk Management Officer.

Capital

     Despite having made the October payment to FleetBoston in the third quarter, Sovereign's capital ratios improved at both the bank and holding company levels. The Bank's equity to assets ratio expanded six basis points to 10.31%, and the Bank's Tier 1 leverage improved ten basis points to 7.11%. The holding company ratios showed similar improvements. The Bancorp's equity to assets ratio improved three basis points to 6.15%, and the Tier 1 leverage ratio expanded seven basis points to 3.73%. Hogan said, "Having made our last payment to FleetBoston, we should begin to internally generate about $100 million of tangible equity per quarter."

Community Involvement

     In addition to a solid financial quarter, we have been very active in our communities. As a super-community bank, we believe that contributing our time and money to the communities we live and work in is important, as evidenced by the following:

   Sovereign, its team members and customers raised $3.2 million for the September 11th relief efforts.

   We provided funding necessary to open the Sovereign Center and Sovereign Performing Arts Center in downtown Reading,
   Pennsylvania.

   "The Spirit of Your Neighborhood Campaign" delivered grants to
   47 community organizations totaling $310,000 for youth and education, community and economic development.

   Sovereign has assumed a leadership role on the Children's
   Investment Strategy Oversight Committee, City of Philadelphia.
   This initiative is specifically focused on enhancing support to children to improve their academic gains.


Closing Comments

   Sidhu concluded, "We are pleased and proud to serve the communities in which we live and operate our businesses. We are also proud of our business achievements to date, and we are very confident in Sovereign's ability to deliver quality earnings in the future. We reiterate our operating EPS guidance for the fourth quarter 2001 at between $.26 and $.28. We affirm guidance for 2002 between $1.25 and $1.30 operating EPS and between $1.45
and $1.50 cash EPS.   Based on yesterday's closing price of
$9.01, Sovereign is trading at about 6 times forward 2002 cash earnings and 7 times forward 2002 operating earnings."

Profile

   Sovereign is a $35 billion financial institution with approximately 510 community-banking offices and over 1,000 ATMs and about 7,500 team members in Pennsylvania, New Jersey, Connecticut, New Hampshire, Rhode Island and Massachusetts. Sovereign is currently the third largest bank headquartered in Pennsylvania and the third largest in New England. Recently, Sovereign entered into a definitive agreement with Main Street Bancorp, Inc. ("Main Street") for Sovereign to acquire Main Street. After giving effect to this acquisition, Sovereign will be a pro forma $36 billion financial institution with about 550 community banking offices reaching north of Boston to south of Philadelphia. For more information on Sovereign Bank, please visit www.sovereignbank.com or call 1-877-SOV-BANK. Sovereign's common stock closed at $9.01 on Wednesday, October 17, 2001, reflecting a price to earnings ratio of 8.3 times the prior twelve months' operating earnings and 6.2 times the prior twelve months' cash earnings.

     Investors will have the opportunity to listen to a broadcast detailing third quarter earnings on the Internet via VCALL. The message can be accessed anytime from 8:30 a.m. ET Friday, October 19, 2001 through 10:00 p.m. Friday, October 26, 2001. To access the broadcast, please connect to VCALL via the Internet at http://www.sovereignbank.com through the Investor Relations page. Questions will be answered via email, accessible from the Internet broadcast site.

Note:

     This press release contains statements of Sovereign's strategies, plans, and objectives, as estimates of financial condition, operating efficiencies and revenue creation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties.
 Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. Operating earnings, cash earnings and certain other measures as defined, are not a substitute for other financial measures determined in accordance with generally accepted accounting principles.
Because all companies do not calculate such measures in the same fashion, these measures as presented may not be comparable to other similarly titled measures of other companies.



Sovereign Bancorp, Inc.
FINANCIAL HIGHLIGHTS
(unaudited)

                                                                 Quarters Ended
                                               Sept. 30   June 30   Mar. 31   Dec. 31   Sept. 30
(dollars in millions, except per share data)     2001      2001       2001      2000       2000
                                               --------   -------   -------   -------   --------
Operating Data
Cash earnings (1)                               $ 95.0    $ 99.6    $ 88.1    $ 80.4     $ 96.0
Operating earnings (1)                            72.8      77.1      63.6      55.6       74.1
Net income/ (loss)                                 8.6      30.2       4.6      (3.3)     (15.9)
Net interest income                              270.8     258.3     247.5     254.3      254.4
Provision for loan losses                         22.0      23.1      20.0      28.5       10.0
Non-interest income before securities gains       97.8     118.5     100.8      79.5       59.7
Gain/ (loss) on sale of investment securities      4.4       5.7       7.3       5.0      (45.1)
G&A expense                                      194.6     202.5     192.3     185.7      223.7
G&A expense (excluding special charges)          194.6     202.5     192.3     185.7      176.7
Other operating expense                          145.9     119.7     131.3     141.4       92.0
                                               -------    ------    ------    ------     ------
Performance Statistics

Net interest margin                               3.59%     3.60%     3.45%     3.50%      3.40%
Cash return on average assets  (1)                1.07%     1.19%     1.06%     0.95%      1.09%
Operating return on average assets (1)            0.82%     0.92%     0.77%     0.65%      0.84%
Cash return on average equity  (1)               17.54%    19.08%    17.42%    16.69%     20.89%
Operating return on average equity (1)           13.44%    14.78%    12.58%    11.55%     16.14%
Cash return on tangible equity  (1)              49.84%    57.94%    58.57%    70.09%     75.90%
Net loan charge-offs to average loans
  annualized                                      0.41%     0.43%     0.37%     0.56%      0.31%
Efficiency ratio  (2)                            52.81%    53.76%    55.21%    55.67%     56.26%
                                                ------    ------    ------    ------     ------
Per Share Data

Cash earnings per share (1)                      $0.36     $0.38     $0.37     $0.35      $0.43
Operating earnings per share (1)                  0.28      0.29      0.27      0.25       0.33
Diluted earnings per share                        0.03      0.12      0.02     (0.01)     (0.07)
Dividend declared per share                       .025      .025      .025      .025       .025
Book value  (3)                                   8.71      8.52      8.56      8.60       8.41
Common stock price:
   High                                          13.22     13.00      9.16      9.47       9.88
   Low                                            8.86      7.94      7.66      6.78       7.03
   Close                                          9.50     13.00      8.47      8.13       9.25
Weighted average common shares:
   Basic                                         246.9     246.7     237.9     226.1      226.0
   Fully diluted                                 263.4     262.0     239.3     226.1      226.0
End-of-period common shares:
   Basic                                         247.0     246.8     246.7     226.5      226.1
   Fully diluted                                 259.7     266.0     248.0     227.7      227.2
                                               -------   -------    ------    ------     ------

------------
NOTES:

(1) 2001 and 2000 operating earnings exclude certain special charges. See Reconcilement of Operating to Reported
     Earnings for explanations of these charges.

(2) Efficiency Ratio equals general and administrative expenses excluding merger-related and other integration charges as a percentage of total revenue, defined as the sum of net interest income excluding the negative carry from escrowed financing proceeds plus non-interest income excluding securities transactions.

(3) Book value equals stockholders' equity divided by common shares outstanding.



Sovereign Bancorp, Inc.
FINANCIAL HIGHLIGHTS
(unaudited)

                                                                 Quarters Ended
                                               Sept. 30   June 30   Mar. 31   Dec. 31   Sept. 30
(dollars in millions)                            2001      2001       2001      2000       2000
                                               --------   -------   -------   -------   --------
Financial Condition Data:
General
   Total assets                                $34,993    $34,391   $34,049   $33,458    $34,648
   Loans                                        20,446     20,763    21,656    21,912     23,047
   Goodwill and other intangibles                1,376      1,409     1,419     1,455      1,450
   Total deposits:                              23,260     23,341    23,965    24,499     24,470
     Core                                       15,506     15,356    15,216    15,229     15,032
     Time                                        7,754      7,985     8,749     9,270      9,438
   Short-term borrowings                         3,141      2,894     1,710     1,331      2,448
   Long term borrowings                          5,568      5,359     5,361     4,909      5,126
   Trust preferred securities and
     minority interest                             466        460       464       458        455
   Stockholders' equity                          2,151      2,104     2,111     1,949      1,902

Asset Quality
   Non-performing assets                        $204.8     $182.2    $180.7    $187.4     $136.1
   Non-performing assets to total assets          0.59%      0.53%     0.53%     0.56%      0.39%
   Allowance for loan losses                    $257.1     $256.0    $256.1    $256.4     $242.4
   Allowance for loan losses
     to total loans                               1.26%      1.23%     1.18%     1.17%      1.05%
   Allowance for loan losses
     to non-performing loans                     134.4%     150.2%    151.4%    143.1%     185.9%
   Non-performing loans to total loans            0.94%      0.82%     0.78%     0.82%      0.57%

Capitalization - Bancorp (1)
   Shareholders' equity to total assets           6.15%      6.12%     6.20%     5.82%      5.49%
   Tangible equity to tangible assets             2.34%      2.27%     2.20%     1.66%      1.63%
   Tangible equity to tangible assets,
     net of tax                                   3.65%      3.64%     3.59%     3.12%      3.03%
   Tier 1 leverage capital ratio                  3.73%      3.66%     3.62%     3.09%      3.00%

Capitalization - Bank (1)
   Shareholders' equity to total assets          10.31%     10.25%    10.49%    10.47%      9.34%
   Tangible equity to tangible assets             7.09%      6.99%     7.08%     6.92%      6.59%
   Tier 1 leverage capital ratio                  7.11%      7.01%     7.08%     6.92%      6.59%
   Tier 1 risk-based capital ratio                9.49%      9.51%     9.41%     9.20%      9.05%
   Total risk based capital ratio                10.50%     10.57%    10.44%    10.31%     10.06%

(1) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines.



Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

                                          Sept. 30     Dec. 31     Sept. 30
  (dollars in millions)                      2001        2000         2000
                                          ---------    ---------    ---------
Assets
Cash and amounts due from
  depository institutions                 $   765.3    $   959.6    $   962.7
Investments:
    Available-for-sale                      9,340.5      5,315.6      5,447.6
    Held-to-maturity                          949.7      1,978.3      1,541.1
                                          ---------    ---------    ---------
       Total investments                   10,290.2      7,293.9      6,988.7
                                          ---------    ---------    ---------
Loans:
  Residential mortgages                     5,339.2      7,978.9      8,559.2
  Commercial                                7,986.8      7,831.4      8,052.6
  Consumer                                  7,119.6      6,101.9      6,434.8
                                          ---------    ---------    ---------
       Total loans                         20,445.6     21,912.2     23,046.6
Less allowance for loan losses               (257.1)      (256.4)      (242.4)
                                          ---------    ---------    ---------
       Total loans, net                    20,188.5     21,655.8     22,804.2
                                          ---------    ---------    ---------
Premises and equipment, net                   251.8        290.1        286.6
Accrued interest receivable                   215.2        230.5        236.8
Goodwill and other intangible
    assets (net of tax $940.2,
    $971.9, and $968.8,
    respectively)                           1,376.0      1,455.3      1,449.6
Bank owned life insurance                     700.0        668.7        658.8
Other assets                                1,206.4        903.9      1,260.1
                                          ---------    ---------    ---------
       Total assets                       $34,993.4    $33,457.8    $34,647.5
                                          =========    =========    =========
Liabilities and Stockholders'
  Equity
Liabilities:
Deposits:
  Core                                    $15,506.0    $15,229.2    $15,032.3
  Time                                      7,754.1      9,269.7      9,438.0
                                          ---------    ---------    ---------
     Total deposits                        23,260.1     24,498.9     24,470.3
                                          ---------    ---------    ---------
Short-term borrowings                       3,141.2      1,331.7      2,448.2
Long-term borrowings                        5,567.5      4,908.6      5,125.8
Other liabilities                             407.1        311.5        245.6
                                          ---------    ---------    ---------
       Total liabilities                   32,375.9     31,050.7     32,289.9
                                          ---------    ---------    ---------
Redeemable capital securities
  and minority interest                       466.3        458.2        455.5
Stockholders' equity:
  Common Stock                              1,413.3      1,259.4      1,258.1
  Warrants                                     91.5         91.5         91.5
  Unallocated ESOP shares                     (33.0)       (33.2)       (36.3)
  Treasury stock                               (0.5)        (3.8)        (3.7)
  Restricted stock grants                      (6.3)         0.0          0.0
  Accumulated other comprehensive
    income                                    (12.2)       (38.6)       (90.7)
  Retained earnings                           698.4        673.6        683.2
                                          ---------    ---------    ---------
       Total stockholders' equity           2,151.2      1,948.9      1,902.1
                                          ---------    ---------    ---------
       Total liabilities and
         stockholders' equity             $34,993.4    $33,457.8    $34,647.5
                                          =========    =========    =========



Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                               Quarters Ended                    Nine Months Ended
                                              ------------------------------------------------  ------------------
                                              Sept. 30  June 30    Mar. 31  Dec. 31   Sept. 30  Sept. 30  Sept. 30
(dollars in millions, except per share data)    2001      2001       2001     2000       2000     2001       2000
                                              --------  -------    -------  -------   --------  --------  --------
Interest and dividend income:
   Interest on interest-earning deposits         $0.8      $0.3      $0.5      $3.5      $8.5      $1.7     $18.7
   Interest on investment securities
     Available for sale                         157.9     120.4     106.8      95.9     118.0     385.1     391.6
     Held to maturity                            16.3      18.1      19.4      32.7      24.2      53.7      99.8
   Interest on loans                            388.3     418.8     453.2     473.4     484.0   1,260.3   1,154.2
                                                -----     -----     -----     -----     -----   -------   -------
       Total interest and dividend income       563.3     557.6     579.9     605.5     634.7   1,700.8   1,664.3
                                                -----     -----     -----     -----     -----   -------   -------
Interest expense:
    Deposits                                    165.5     193.0     221.1     235.1     217.8     579.6     500.0
    Borrowings                                  127.0     106.3     111.3     116.1     162.5     344.6     563.8
                                                -----     -----     -----     -----     -----   -------   -------
        Total interest expense                  292.5     299.3     332.4     351.2     380.3     924.2   1,063.8
                                                -----     -----     -----     -----     -----   -------   -------
        Net interest income                     270.8     258.3     247.5     254.3     254.4     776.6     600.5
Provision for loan losses                        22.0      23.1      20.0      28.5      10.0      65.1      28.0
                                                -----     -----     -----     -----     -----   -------   -------
        Net interest income after provision
        for loan losses                         248.8     235.2     227.5     225.8     244.4     711.5     572.5
                                                -----     -----     -----     -----     -----   -------   -------
Non-interest income:
    Fee-based revenues:
    Consumer banking fees                        37.6      39.5      39.4      32.4      29.9     116.5      64.7
    Commercial banking fees                      21.6      17.8      18.3      13.6      11.1      57.6      23.3
    Mortgage banking revenue                     20.3      14.8      21.3       8.1       4.4      56.4      17.0
    Capital markets revenue                       2.3       2.4       3.5       5.5       1.4       8.2       5.5
    Bank owned life insurance income             10.3      10.1       9.6       9.8       9.7      30.0      24.4
    Other                                         5.7      33.9       8.7      10.1       3.2      48.2      15.3
                                                -----     -----     -----     -----     -----   -------   -------
       Non-interest income before sales of
         investment securities                   97.8     118.5     100.8      79.5      59.7     316.9     150.2
    Gain(loss) on sale of investment
      securities (1)                              4.4       5.7       7.3       5.0     (45.1)     17.5    (116.7)
                                                -----     -----     -----     -----     -----   -------   -------
        Total non-interest income               102.2     124.2     108.1      84.5      14.6     334.4      33.5
                                                -----     -----     -----     -----     -----   -------   -------
Non-interest expense:
General and administrative
     Compensation and benefits                   78.0      81.1      77.6      73.8      81.7     236.8     196.9
     Occupancy and equipment                     53.0      54.3      56.8      56.9      49.8     164.1      70.6
     Technology expense                          17.8      18.8      16.0      20.0      16.2      52.5      31.0
     Outside services                            12.4      14.9      13.7      14.7      38.1      40.9     131.5
     Other administrative expenses               33.4      33.4      28.2      20.3      37.9      95.1     115.7
                                                -----     -----     -----     -----     -----   -------   -------
        Total general and administrative       194.6      202.5    192.3     185.7     223.7     589.4     545.7
Other expenses
     Amortization of goodwill and other
       acquisition-related intangibles           32.6      32.8      36.1      36.2      32.6     101.4      62.8
     Trust preferred securities expense          14.7      14.6      14.5      14.6      11.4      43.8      29.7
     Real estate owned losses/ (gains), net      (0.2)      0.1         -      (0.1)      0.1      (0.1)     (0.1)
     Restructuring                                  -       -         8.5      18.5         -       8.5         -
     Non-solicitation expense                    98.8      72.2      72.2      72.2      47.9     243.2      47.8
                                                -----     -----     -----     -----     -----   -------   -------
        Total other expenses                    145.9     119.7     131.3     141.4      92.0     396.8     140.2
                                                -----     -----     -----     -----     -----   -------   -------
            Total non-interest expense          340.5      322.2    323.6     327.1     315.7     986.2     685.9
                                                -----      -----    -----     -----     -----   -------     -----
         Income/ (loss) before income taxes      10.5      37.2      12.0     (16.8)    (56.7)     59.7     (79.9)
Income tax expense/ (benefit)                     1.9       7.0       0.9     (13.5)    (40.8)      9.8     (51.6)
                                                -----     -----     -----     -----     -----   -------   -------
Income/ (loss) before extraordinary items         8.6      30.2      11.1      (3.3)    (15.9)     49.9     (28.3)
     Gain on sale of FHLB advances
       (net of tax of $5.2)                         -        -          -         -         -         -      10.8
     Loss on the early extinguishment of debt
       (net of tax of $3.5)                         -        -       (6.5)        -         -      (6.5)        -
                                                -----     -----     -----     -----     -----   -------   -------
     Net income/ (loss)                          $8.6     $30.2      $4.6     ($3.3)   ($15.9)    $43.4    ($17.5)
                                                =====     =====     =====     =====     =====   =======   =======
                                                -----     -----     -----     -----     -----   -------   -------
            Diluted earnings/ (loss)
              per common share                  $0.03     $0.12     $0.02    ($0.01)   ($0.07)    $0.17    ($0.12)
                                                =====     =====     =====     =====     =====   =======   =======
                                                -----     -----     -----     -----     -----   -------   -------
         Operating earnings                     $72.8     $77.1     $63.6     $55.6     $74.1    $213.5    $184.2
                                                =====     =====     =====     =====     =====   =======   =======
                                                -----     -----     -----     -----     -----   -------   -------
            Diluted operating earnings
              per common share                  $0.28      $0.29    $0.27     $0.25     $0.33     $0.84     $0.91
                                                =====     ======    =====     =====     =====   =======   =======
            Average common shares:
                  Basic                         246.9      246.7    237.9     226.1     226.0      243.8   225.8
                  Diluted                       263.4      262.0    239.3     226.1     226.0      254.8   225.8

Merger-related charges reflected
  in G&A expense above                              -          -        -         -     $47.0          -        -

(1) Included in 9/30/2001 Gain/ loss on sale of securities is a $14.7 million loss related to the termination of a swap that was hedging short term liabilities used to fund the initial investment purchase of the securities that were sold during the quarter.



Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                                Quarters Ended
                               ----------------------------------------------------------------------------------
                                   September 30, 2001         June 30, 2001                 September 30, 2000
                               --------------------------   -------------------------   -------------------------
(dollars in millions)          Average   Interest  Yield/   Average  Interest  Yield/   Average  Interest  Yield/
                               Balance     (1)      Rate    Balance    (1)      Rate    Balance    (1)      Rate
                               --------  --------  -----   --------  --------  ------   -------  --------  ------
Earning assets:
  Investment securities        $10,459.5  $177.7   6.80%   $7,998.3  $141.4    7.08%   $7,906.5   $153.1    7.74%
  Loans:
   Residential mortgages         5,603.8   105.3   7.52%    6,609.1   127.1    7.70%    8,845.7    173.8    7.85%
   Commercial                    7,860.3   147.8   7.42%    7,930.2   155.3    7.81%    7,656.1    175.8    9.09%
   Consumer                      7,057.2   136.5   7.68%    6,926.9   137.6    7.97%    6,335.0    135.3    8.51%
                               ---------  ------          ---------  ------           ---------   ------
  Total loans                   20,521.3   389.6   7.54%   21,466.2   420.0    7.83%   22,836.8    484.9    8.45%
                               ---------  ------          ---------  ------           ---------   ------
   Allowance for loan losses      (256.6)                    (252.1)                    (212.2)
                               ---------  ------          ---------  ------           ---------   ------
  Total earning assets          30,724.2  $567.3   7.63%   29,212.4  $561.4    7.69%   30,531.1   $638.0    8.32%
                                          ======   ====              =====     ====               ======    ====
Other assets                     4,577.8                    4,456.9                     4,657.7
                               ---------                  ---------                   ---------
    Total assets               $35,302.0                  $33,669.3                   $35,188.8
                               =========                  =========                   =========
Funding liabilities
  Deposits:
   Core                        $15,409.7   $65.6   1.69%  $15,317.4   $75.0    1.96%  $14,282.3    $88.4    2.46%
   Time                          7,783.1    99.9   5.09%    8,501.8   118.0    5.56%    8,916.5    129.4    5.77%
                               ---------  ------          ---------  ------           ---------   ------
   Total deposits               23,192.8   165.5   2.83%   23,819.2   193.0    3.25%   23,198.8    217.8    3.74%
                               ---------  ------          ---------  ------           ---------   ------
  Borrowings
    Federal Home Loan Bank
      advances                   7,040.6    88.4   4.92%    5,206.7    70.6    5.37%    6,543.1     98.8    5.90%
    Repurchase agreements          804.5     7.8   3.78%      427.8     4.8    4.44%    1,520.1     25.1    6.46%
    Other borrowings             1,294.8    30.8   9.50%    1,294.8    30.9    9.55%    1,484.4     38.6   10.38%
                               ---------  ------          ---------  ------           ---------   ------
    Total borrowings             9,139.9   127.0   5.47%    6,929.3   106.3    6.09%    9,547.6    162.5    6.69%
                               ---------  ------          ---------  ------           ---------   ------
    Total funding liabilities   32,332.7  $292.5   3.58%   30,748.5  $299.3    3.89%   32,746.4   $380.3    4.60%
                               ---------  ======   ====   ---------  ======    ====   ---------   ======   =====
Other liabilities                  819.5                      827.8                       582.5
                               ---------                  ---------                   --------
    Total liabilities           33,152.2                   31,576.3                    33,328.9
                               ---------                  ---------                   --------
Stockholders' equity             2,149.8                    2,093.0                     1,859.9
                               ---------                  ---------                   --------
    Total liabilities and
      stockholders' equity     $35,302.0                  $33,669.3                   $35,188.8
                               =========                  =========                   =========
Net interest income                       $274.8                      $262.1                      $257.7
                                          ======                      ======                      ======
Interest rate spread                               3.12%                       3.12%                        2.95%
Net interest margin                                3.59%                       3.60%                        3.40%

(1)  Tax equivalent basis



Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

Nine-Months Ended                         September 30, 2001        September 30, 2000
                                     ---------------------------    ----------------------------
 (dollars in millions)                Average   Interest   Yield    Average    Interest   Yield/
                                      Balance      (1)      Rate     Balance      (1)      Rate
                                     --------   --------   -----    -------    --------   ------
Earning assets:
   Investment Securities             $8,553.5     $447.9   6.99%    $9,495.0     $517.2   7.26%
   Loans:
    Residential mortgages             6,681.9      386.2   7.71%     7,061.1      404.9   7.64%
    Commercial                        7,871.5      469.2   7.93%     5,985.9      400.6   8.87%
    Consumer                          6,859.1      408.7   7.96%     5,592.4      351.5   8.39%
                                    ---------   --------           ---------   --------
       Total loans                   21,412.5    1,264.1   7.87%    18,639.4    1,157.0   8.26%
                                    ---------   --------           ---------   --------
        Allowance for loan losses      (254.7)                        (168.4)
                                    ---------   --------           ---------   --------
       Total earning assets          29,711.3   $1,712.0   7.69%    27,966.0   $1,674.2   7.97%
                                                ========   ====                ========   ====
Other assets                          4,473.9                        3,358.6
                                    ---------                      ---------
       Total assets                 $34,185.2                      $31,324.6
                                    =========                      =========
Funding liabilities
  Deposits:
     Core                           $15,200.1     $229.0   2.01%   $10,029.4     $186.9   2.49%
     Time                             8,447.1      350.6   5.54%     7,457.0      313.1   5.60%
                                    ---------   --------           ---------   --------
     Total deposits                  23,647.2      579.6   3.28%    17,486.4      500.0   3.82%
                                    ---------   --------           ---------   --------
  Borrowings
         Federal Home Loan Bank
           advances                   5,832.7      232.6   5.26%     8,911.6      395.5   5.84%
         Repurchase agreements          485.4       15.3   4.15%     1,045.8       50.7   6.37%
         Other borrowings             1,327.6       96.7   9.72%     1,553.0      117.6  10.10%
                                    ---------   --------           ---------   --------
         Total borrowings             7,645.7      344.6   5.96%    11,510.4      563.8   6.46%
                                    ---------   --------           ---------   --------
         Total funding liabilities   31,292.9     $924.2   3.93%    28,996.8   $1,063.8   4.87%
                                    ---------   ========   ====    ---------   ========   ====
Other liabilities                       793.1                          483.4
                                    ---------                      ---------
         Total liabilities           32,086.0                       29,480.2
                                    ---------                      ---------
Stockholders' equity                  2,099.2                        1,844.4
                                    ---------                      ---------
         Total liabilities and
           stockholders' equity     $34,185.2                      $31,324.6
                                    =========                      =========
Net interest income                               $787.8                         $610.4
                                                ========                       ========
Interest rate spread                                       3.08%                          2.61%
Net interest margin                                        3.54%                          2.93%

(1)  Tax equivalent basis



Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

NON-PERFORMING ASSETS
                                             Sept. 30      June 30      Mar. 31      Dec. 31     Sept. 30
(dollars in millions)                          2001          2001         2001         2000        2000
                                             --------      -------      -------      -------     --------
Non-accrual loans:
  Residential mortgages                        $66.4        $64.9        $63.6        $60.3        $52.0
  Commercial real estate                        20.1         15.9         17.4         12.4         12.6
  Commercial                                    78.9         62.6         62.9         64.5         27.6
  Consumer                                      24.6         25.5         21.2         38.2         34.5
                                              ------       ------       ------       ------       ------
     Total non-accrual loans                  $190.0       $168.9       $165.1       $175.4       $126.7
Restructured loans                               1.3          1.5          4.1          3.8          3.8
                                              ------       ------       ------       ------       ------
     Total non-performing loans                191.3        170.4        169.2        179.2        130.5
Real estate owned, net                           6.5          5.4          7.2          4.4          3.2
Other repossessed assets                         7.0          6.4          4.3          3.8          2.4
                                              ------       ------       ------       ------       ------
     Total non-performing assets              $204.8       $182.2       $180.7       $187.4       $136.1

Non-performing loans as a percentage
  of total loans                               0.94%        0.82%        0.78%        0.82%        0.57%
Non-performing assets as a percentage
  of total assets                              0.59%        0.53%        0.53%        0.56%        0.39%
Non-performing assets as a percentage
  of total loans and real estate owned         1.00%        0.88%        0.83%        0.85%        0.59%
Allowance for loan losses as a
  percentage of non-performing loans          134.4%       150.2%       151.4%       143.1%       185.9%
Allowance for loan losses as a
  percentage of total non-performing
  assets                                      125.6%       140.6%       141.7%       136.8%       178.1%

NET LOAN CHARGE-OFFS (RECOVERIES)

                                            Sept. 30      June 30      Mar. 31      Dec. 31     Sept. 30
Quarters ended (in millions)                  2001          2001         2001         2000        2000
                                            --------      -------      -------      -------     --------
  Residential mortgages                         $0.9         $2.7         $2.9         $6.3         $1.9
  Commercial real estate                         0.4          0.2           -            -            -
  Commercial                                    10.1         10.5          9.3         18.4          9.8
  Consumer                                       9.6          9.7          8.1          7.0          6.3
                                              ------       ------       ------       ------       ------
       Total                                   $21.0        $23.1        $20.3        $31.7        $18.0

DEPOSIT COMPOSITION

                                            Sept. 30      June 30      Mar. 31      Dec. 31     Sept. 30
Quarters ended (in millions)                  2001          2001         2001         2000        2000
                                            --------      -------      -------      -------     --------
  Demand deposit accounts                   $3,313.5     $3,331.9     $3,296.0     $3,476.0     $3,351.5
  NOW accounts                               4,290.8      4,205.7      4,118.3      4,247.2      4,119.4
  Savings accounts                           2,946.1      2,944.3      2,957.8      2,953.0      3,103.7
  Money market accounts                      4,955.6      4,874.1      4,844.4      4,553.0      4,457.7
  Retail certificates                        7,429.5      7,623.4      8,065.4      8,371.9      8,389.2
  Jumbo certificates                           324.6        361.5        683.4        897.8      1,048.8
                                            --------     --------     --------     --------     --------
       Total                               $23,260.1    $23,340.9    $23,965.3    $24,498.9    $24,470.3

LOAN COMPOSITION
                                            Sept. 30      June 30      Mar. 31      Dec. 31     Sept. 30
Quarters ended (in millions)                  2001          2001         2001         2000        2000
                                            --------      -------      -------      -------     --------
Total residential loans                     $5,339.2     $5,780.2     $6,948.9     $7,978.9     $8,559.3
                                           ---------    ---------    ---------    ---------    ---------
  Commercial real estate loans               2,966.0      2,782.8      2,807.4      2,793.7      2,787.4
  Commercial and industrial loans            4,476.5      4,525.6      4,435.8      4,397.0      4,108.7
  Automotive floor plan loans                  415.5        524.4        516.5        513.6      1,027.2
  Multi-family loans                           128.8        130.1        127.1        127.1        129.2
                                           ---------    ---------    ---------    ---------    ---------
Total commercial loans                      $7,986.8     $7,962.9     $7,886.8     $7,831.4     $8,052.5
                                           ---------    ---------    ---------    ---------    ---------
  Home equity loans                          3,709.6      3,660.7      3,526.2      3,256.6      3,415.1
  Auto loans                                 2,898.0      2,840.6      2,756.4      2,309.0      2,267.1
  Other                                        512.0        518.3        537.9        536.3        752.6
                                           ---------    ---------    ---------    ---------    ---------
Total consumer loans                        $7,119.6     $7,019.6     $6,820.5     $6,101.9     $6,434.8
                                           ---------    ---------    ---------    ---------    ---------
Total loans                                $20,445.6    $20,762.7    $21,656.2    $21,912.2    $23,046.6
                                           =========    =========    =========    =========    =========



Sovereign Bancorp, Inc. and Subsidiaries
RECONCILEMENT OF OPERATING TO REPORTED EARNINGS
(unaudited)

     Operating earnings for 2001 exclude special charges for restructuring, early extinguishment of debt, and expense related to a non-solicitation agreement with FleetBoston. The non-solicitation agreement deferred paying approximately $340 million of purchase price, which was fully repaid to FleetBoston in September 2001. Operating earnings for 2000 include certain one-time tax benefits and exclude the following special charges: merger-related and integration charges related to acquisitions, restructuring charges, as well as the impact on net interest income and shares outstanding from the early issuance of certain debt and equity instruments issued to finance Sovereign's New England retail banking and middle market lending acquisition. Cash earnings are operating earnings excluding amortization of intangibles assets and ESOP expense.

(dollars in millions, except per share data -
all amounts are after tax)
                                             0uarters Ended                                    Nine Months Ended
                         --------------------------------------------------------   --------------------------------------
                               Total dollars                   Per share              Total dollars          Per share
                         --------------------------    --------------------------   ------------------   -----------------
                         Sept. 30 June 30  Sept. 30    Sept. 30 June 30  Sept. 30   Sept. 30  Sept. 30   Sept. 30 Sept. 30
                           2001     2001     2000        2001     2001     2000       2001      2000       2001     2000
                         -------- -------  --------    -------- -------  --------   --------  --------   -------- --------
Net income/(loss) as
  reported                 $8.6    $30.2   ($15.9)      $0.03    $0.12   ($0.07)     $43.4     ($26.9)      $0.17   ($0.12)
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Loss on the early ex-
  tingishment of debt        -        -                            -                   6.5                   0.03
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Net negative carry on
  escrowed bond
  proceeds (1)               -        -       1.6                          0.01                  18.6                 0.08
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Net merger related and
  integration costs
  recorded during
  the period                 -        -      29.0                          0.13                  97.1                 0.43
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Expense on convertible
  trust preferred
  securities ("PIERS")
  (1)                        -        -       0.1                           -                     6.5                 0.03
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Loss on securities due
  to restructuring of
  the balance sheet          -        -      28.4                          0.12                  66.9                 0.29
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Restructuring                -        -                            -                   5.5                   0.02
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Non-solicitation
  expense                  64.2     46.9     31.1        0.25     0.17     0.13      158.1       31.1        0.62     0.14
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Assumed interest exp.
  reduction due to
  paydown of borrow-
  ings with net pro-
  ceeds of common
  equity and PIERS (1)       -        -      (0.2)                 -        -                    (9.1)               (0.04)
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Impact of additional
  shares outstanding
  for 1999 common stock
  offerings (2)                                                            0.01                                       0.10
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Operating earnings (2)    $72.8    $77.1    $74.1       $0.28    $0.29    $0.33     $213.5     $184.2       $0.84    $0.91
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Cash earnings (2)         $95.0    $99.6    $96.0       $0.36    $0.38    $0.43     $282.7     $228.2       $1.11    $1.13
                          -----    -----   ------       -----    -----    -----      -----      -----       -----    -----
Average shares before
  adjustment for
  offering                263.4    262.0    226.0                                    254.8      225.8
                          -----    -----   ------                                    -----      -----
Average shares after
  adjustment for
  offering (2)            263.4    262.0    223.8                                    254.8      202.6
                          -----    -----   ------                                    -----      -----

(1) As a part of the agreement to purchase Sovereign Bank New England, Sovereign raised a total of $1.8 billion of debt and equity capital in November and December, 1999 of which $1.3 billion of debt proceeds were in escrow with limited ability to reinvest the proceeds until the acquisition was completed on July 21, 2000. Consequently, the excess of negative carry and trust preferred expense over interest expense reduction realized on the raised capital resulted in a net reduction in pre-tax income of $2.9 million ($1.5 million after tax) and $24.7 million ($16.0 million after tax) comprised of the following components for the three and nine-month periods ending September 30, 2000, respectively:
     a)a reduction of net interest income of $3.1 million ($1.6 million after-tax) and $28.6 million ($18.6 million after tax), respectively; b) expense of $.5 million ($.1 million after-tax) and $10.0 million ($6.5 million after tax) associated with PIERS issued in November, 1999; c) an assumed $.6 million ($.2 million after tax) and $13.9 million ($9.1 million after tax) of interest expense reduction from the assumed paydown of other borrowings with the proceeds of the Trust Preferred Securities and the common stock offering.

(2) Operating earnings per share and cash earnings per share are calculated using a weighted average number of shares which include, for the three and nine month periods ended September 30, 2000, a pro rata portion of the shares issued in November, 1999 in proportion to deposits acquired on March 24, 2000 and June 16, 2000 and July 21, 2000 over total estimated SBNE deposits acquired in each phase of the SBNE acquisition.



Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

Dilutive Effect of Convertible Trust Preferred Securities (PIERS)

(in millions, except for share price)

Share         Dilutive effect of
Price         PIERS
------        ------------------
$10.00        11.9
$10.64        13.1 - Average share price 2Q '01
$11.00        13.6
$11.29        14.1 - Average share price 3Q '01
$12.00        15.1
$13.00        16.3
$14.00        17.3
$15.00        18.2


Note:

     This press release contains statements of Sovereign's strategies, plans, and objectives, as estimates of future operating results for 2001 and beyond for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating efficiencies and revenue creation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. Operating earnings, cash earnings and core revenues, as defined, are not a substitute for other financial measures determined in accordance with generally accepted accounting principles. Because all companies do not calculate such measures in the same fashion, these measures as presented may not be comparable to other similarly titled measures of other companies.